UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
January 4, 2018 (December 21, 2017)

THE GO ECO GROUP
(Exact name of registrant as specified in its charter)

NEVADA
(State or other jurisdiction of incorporation)

000-55177
(Commission File No.)

15 Elvis Boulevard
Chester, New York   10918
(Address of principal executive offices and Zip Code)

(845) 610-3817
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01                        ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

We ("GoEco") have entered into a Joint Venture Agreement ("Agreement") on the 21st day of December, 2017 with Bravatek Solutions, Inc., a Colorado corporation ("Bravatek"), jointly the Joint Venturers. Our Joint Venture with Bravatek will be established under the name of CI/KRBVTK, LLC (hereinafter referred to as the "Joint Venture"), which shall be organized as a limited liability company under the laws of the State of Delaware. The principal place of business of the Joint Venture shall be located at 15 Elvis Blvd, Chester, New York 10918.  The Joint Venture plans to develop, market and sell products, services and technology based on a web-enabled Light Guard System (the "System").

Separate capital accounts shall be maintained for each Joint Venturer and shall consist of the sum of its contributions to the capital of the Joint Venture plus its share of the profits of the Joint Venture, less its share of any losses of the Joint Venture, and less any distributions to or withdrawals made by or attributed to it from the Joint Venture.

The initial cash contributions from each of the Joint Venturers, for the purpose of this Joint Venture, is the sum set after the name of each Joint Venturer as follows:

GoEco	$100.00
Bravatek	$25,000.00

In addition to the above sums, GoEco shall grant the Joint Venture an irrevocable royalty-free non-exclusive license to use all of GoEco's direct and/or licensed intellectual property necessary for the Joint Venture to develop and sell the System. The Parties also agree that the Joint Venture shall immediately at inception issue a binding purchase order to Bravatek for software development for the System, at a price of $65,000 due to Bravatek and with payment terms of no longer than net sixty (60) days, and Bravatek shall subsequently make every reasonable effort to ensure that such System, once complete, is listed on the SEWP government-wide acquisition contract.

The respective percentage interest in the Joint Venture owned by each Joint Venturer, respectively, shall be as follows:

Bravatek	35 Common Membership Units
The Go Eco Group	65 Common Membership Units

Thomas A. Cellucci and Brian P. Conway shall be the initial managers of the Joint Venture and shall manage the day-to-day operations of the Joint Venture.

ITEM 9.01                        FINANCIAL STATEMENTS AND EXHIBITS.

Exhibits

Exhibits	Document Description

10.1*	Joint Venture Agreement.

*    Exhibits will be filed with our Form 10-K for the year ending September 30, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 4th day of January 2018.

THE GO ECO GROUP

BY:	BRIAN CONWAY
Brian Conway
President, Chief Executive Officer, Chief Financial Officer and member of the Board of Directors